Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 31, 2021 relating to the financial statements of Endeavor Group Holdings, Inc. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, NY

March 31, 2021